Exhibit 10.1

Astoria Financial Corporation 2005 Re-designated, Amended and Restated Stock Incentive Plan for Officers and Employees of Astoria Financial Corporation	AMENDMENT NO. 01 DOCUMENT: AP/52070999 DRAFT DATE: March 14, 2011
AMENDMENT	BOARD OF DIRECTORS APPROVAL DATE:	March 16, 2011

1.	Article II — Section 2.5(a) shall be amended to read in its entirety as follows:

Section 2.5                      Change in Control means any of the following events:

(a)           the consummation of a transaction that results in the reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

(i)           at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

(ii)           at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

2.            Article X — Article X shall be amended by adding a new Section 10.10 as follows:

Section 10.10                 Incorporation of Clawback, Stock Ownership and Retention Policies.  Notwithstanding anything to the contrary contained herein, all payments and benefits otherwise due and payable under the Plan, including the issuance of any Shares, shall be subject to the terms and conditions of any clawback, stock ownership, and retention policies adopted by the Board or the Committee from time to time, and the terms of all such policies are hereby incorporated by reference.

IN WITNESS WHEREOF, this Amendment has been signed by an officer of Astoria Financial Corporation thereunto duly authorized.

Astoria Financial Corporation

By:	/s/ Alan P. Eggleston
Name:	Alan P. Eggleston
Title:	Executive Vice President, Secretary
And General Counsel

Date:	March 16, 2011